As filed with the Securities and Exchange Commission on March 6, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________
SIMULATIONS PLUS, INC.
(Exact name of registrant as specified in its charter)
____________

California	95-4595609
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
42505 10th Street West
Lancaster, California 93534-7059
(Address of principal executive offices) (Zip Code)
____________

SIMULATIONS PLUS, INC. 2021 EQUITY INCENTIVE PLAN
(Full title of the plan)
____________

Shawn O’Connor
Simulations Plus, Inc.
42505 10th Street West
Lancaster, CA 93534-7059
661-723-7723
(Name, address, and telephone number, including area code, of agent for service)
____________

Copies to:

Dennis J. Doucette, Esq.
Procopio, Cory, Hargreaves & Savitch LLP
12544 High Bluff Drive, Suite 400
San Diego, CA 92130
(858) 720-6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer	☒	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Simulations Plus, Inc. (the “Company”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 1,200,000 shares of Company common stock, par value $0.001 per share (“Common Stock”), for issuance under the Company’s 2021 Equity Inventive Plan (the “Original Plan”), as amended by that First Amendment to 2021 Equity Incentive Plan, dated February 9, 2023 (the “First Amendment”), and that Second Amendment to 2021 Equity Incentive Plan, dated February 8, 2024 (together with the Original Plan and the First Amendment, the “Plan”). Such additional shares of Common Stock are in addition to the 1,300,000 shares of Common Stock registered on the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 11, 2021 (Commission File No. 333-258711), the contents of which are hereby incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference:

•The Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2023, filed with the Commission on October 27, 2023;

•The Company’s Definitive Schedule 14A Proxy Statement, filed with the Commission on December 22, 2023;

•The Company’s Quarterly Report on Form 10-Q, filed with the Commission on January 5, 2024;

•The Company’s Current Reports on Form 8-K, filed with the Commission on November 1, 2023, January 3, 2024 and February 12, 2024; and

•The description of the Company’s Common Stock contained in the Company’s Registration Statements filed with the Commission under the Exchange Act, including any amendments or reports filed for the purposes of updating such descriptions, including without limitation the Company’s Registration Statement on Form 8-A (File Number 001-32046) filed with the Commission on March 16, 2004, as subsequently amended, and Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2023, filed with the Commission on October 27, 2023.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8    Exhibits

4.1	Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on November 29, 2010).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on November 29, 2010).

4.3	Certificate of Amendment to the Amended and Restated Bylaws of Simulations Plus, Inc. (incorporated by reference to Appendix A to the Company’s Definitive Schedule 14A filed on December 31, 2018).

4.4	Form of Common Stock Certificate (incorporated by reference to the Company’s Registration Statement on Form SB-2 (Registration No. 333-6680) filed on March 25, 1997).

4.5	Share Exchange Agreement (incorporated by reference to the Company’s Registration Statement on Form SB-2 (Registration No. 333-6680) filed on March 25, 1997).

5.1*	Opinion of Procopio, Cory, Hargreaves & Savitch LLP.

23.1*	Consent of Rose, Snyder & Jacobs, LLP, independent registered public accounting firm.

23.2*	Consent of Procopio, Cory, Hargreaves & Savitch LLP (incorporated by reference to Exhibit 5.1 to this Registration Statement on Form S-8).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	Simulation Plus, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 8, 2021).

99.2
First Amendment to 2021 Equity Incentive Plan of Simulations Plus, Inc., dated February 9, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 13, 2023).

99.3
Second Amendment to 2021 Equity Incentive Plan of Simulations Plus, Inc., dated February 8, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 12, 2024).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, State of California, on March 6, 2024.

SIMULATIONS PLUS, INC.

By: /s/ Shawn O’Connor
Shawn O’Connor
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Shawn O’Connor and Will Frederick, or either of them, as his or her true and lawful attorneys-in-fact and agent with the full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments to this Registration Statement, including any and all post-effective amendments, and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

***

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn O’Connor	Chief Executive Officer (Principal Executive Officer)	March 6, 2024
Shawn O’Connor

/s/ Will Frederick	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	March 6, 2024
Will Frederick

/s/ Walter S. Woltosz	Chairman of the Board of Directors	March 6, 2024
Walter S. Woltosz

/s/ Dr. Lisa LaVange	Director	March 6, 2024
Dr. Lisa LaVange

/s/ Dr. Daniel Weiner	Director	March 6, 2024
Dr. Daniel Weiner

/s/ Sharlene Evans	Director	March 6, 2024
Sharlene Evans

/s/ Dr. John K. Paglia	Director	March 6, 2024
Dr. John K. Paglia
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